 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2020

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-222986	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Selected Dealer Agreement and Cost Reimbursement Agreement

On February 24, 2020, CNL Strategic Capital, LLC (referred to herein as “we”, “us”, “our” or the “Company”), CNL Securities Corp. (the “Placement Agent”), CNL Financial Group, LLC, (the “Sponsor”) and Ameriprise Financial Services, LLC (“Ameriprise”) entered into a Selected Dealer Agreement (the “Selected Dealer Agreement”) pursuant to which Ameriprise will serve as a distribution participant to solicit subscriptions for sales of Class S shares in the Company’s private offering of up to a maximum of $50 million in Class S shares (the “Class S Private Offering”). The Selected Dealer Agreement contains customary representations, warranties, and agreements of Ameriprise, the Company, the Sponsor, and the Placement Agent, indemnification rights and obligations of the parties and termination provisions. As compensation for the services rendered under the Selected Dealer Agreement, the Placement Agent will receive from the Company, and reallow to Ameriprise, a selling commission of up to 2.0% of the sale price for each Class S share sold by Ameriprise in the Class S Private Offering. In addition, the Placement Agent or an affiliate, from its own resources, will pay Ameriprise certain additional ongoing compensation for services provided with respect to each investor of Class S shares sold by Ameriprise.

In addition, on February 24, 2020, the Company, the Placement Agent, and American Enterprise Investment Services Inc. (“AEIS”) entered into a Cost Reimbursement Agreement (the “Cost Reimbursement Agreement”) pursuant to which the Placement Agent will reallow its placement agent fee from the Company to AEIS as a cost reimbursement in the amount of up to 1.5% of the sale price for each Class S share sold by Ameriprise in this Class S Private Offering. In addition, the Placement Agent or an affiliate, from its own resources, will pay AEIS a cost reimbursement fee with respect to certain Class S shares sold by Ameriprise and will reimburse AEIS for certain other fees and expenses including start-up operational, technology, due diligence, reporting, and audit cost arising from the Class S Private Offering.

The foregoing summaries are qualified in their entirety by reference to the full text of the Selected Dealer Agreement and Cost Reimbursement Agreement, which are attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Selected Dealer Agreement
1.2	Cost Reimbursement Agreement

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements.  Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.  Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.  Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018  and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer